SECURITY AGREEMENT

      THIS AGREEMENT, made this 3rd day of September, 1999, by and between Factual Data Corp., hereinafter referred to as "Debtor" and Residential Mortgage Credit Reporting, Inc., hereinafter referred to as "Secured Party";

      WHEREAS, on or about September 3, 1999, Debtor and Secured Party entered into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Debtor purchased the assets which appear on Exhibit 2.1 to the Purchase Agreement, a copy of which is attached hereto; and

      WHEREAS, upon closing under the Purchase Agreement, Debtor will be the holder of all such assets which appear in Exhibit 2.1 to the Purchase Agreement (the "Collateral"); and

      WHEREAS, Debtor desires to borrow from Secured Party, and Secured Party desires to lend to Debtor in conjunction with the sale of the Secured Party's Collateral to Debtor, the sum of One Hundred Sixty-Two Thousand, Five Hundred Dollars ($162,500) (the "Loan"), which Loan is evidenced by that certain secured Non-negotiable Promissory Note of even date herewith from Debtor (as Maker) to Secured Party (as Holder) (the "Note"); and

      WHEREAS, as a condition to the Loan and to induce Secured Party to make the Loan and to accept the Note, Debtor agrees to grant to Secured Party a security interest in and to said Collateral;

      NOW, THEREFORE, in consideration of the foregoing recitals, the Loan and other financial accommodation heretofore, now or hereafter made to Debtor by Secured Party and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows, it is hereby agreed as follows:

      1. Debtor does hereby assign and grant to Secured Party a security interest in said Collateral to secure the payment of the indebtedness referred to above, including principal and interest as provided in said Note, and all other indebtedness of Debtor to Secured Party, however or whenever arising, whether due or to become due and to secure performance of all provisions to be observed, performed and kept under the Note and this Agreement.

      2. Secured Party shall have the right to record its lien and, at any time, to notify any and all third parties of the security interest of Secured Party in said Collateral and, in the event of a default, to cause said Collateral to be transferred to the name of the Secured Party or to the name of any other person or corporation; and Secured Party or such transferee may exercise all the rights and privileges in connection with said Collateral to which transferor would have been entitled by virtue of being record holder thereof.

      3. Debtor does hereby constitute and appoint Secured Party as its attorney-in-fact to, upon default, endorse Debtor's name on said Collateral, on any check or any other instrument of payment to be received therefrom, or on any other document or instrument which would facilitate the collection or payment of said Collateral; to give receipts therefor in the name of Debtor for any amounts which may be received thereon; and to apply the amount so collected to any indebtedness of Debtor to Secured Party.

      4. Debtor does hereby warrant, represent and covenant to Secured Party that at the time of execution of this Security Agreement:

            (i) Except for security interests which may be granted to a senior lender in accordance with paragraph 9 hereof, Debtor is the owner of all of the Collateral free from any claim, lien, charge, security interest or encumbrance, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

            (ii) Debtor shall keep the Collateral at Phoenix, Arizona, and will promptly notify Secured Party of any change in the location of the Collateral within said State, and will not remove the Collateral from Phoenix, Arizona, without the prior written consent of Secured Party, which will not be unreasonably withheld;

            (iii) Except for financing statements filed or to be filed in favor of any senior lender and Secured Party, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office. Debtor shall notify Secured Party in writing of any change in name, address, identity or corporate structure from

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      that shown in this Agreement and shall, concurrently with the execution of this Agreement and thereafter furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing
      statements,   continuation   statements   and  other   documents  in  form
      satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral subject to the prior lien of any senior lender (as hereinafter described), and further subject to no adverse liens or encumbrances; and Debtor will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party as necessary or desirable. A carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement;

            (iv) Debtor will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party, except for the rental or sale of inventory in the ordinary course of business or as described in paragraph 9 below;

            (v) Except for the security interests in favor of any senior lender and Secured Party, Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, law or ordinance known to Debtor or policy of insurance thereon. Secured Party may inspect the Collateral at any reasonable time or times, during business hours and upon reasonable notice, wherever located;

            (vi) Debtor, at its sole expense, shall maintain insurance on the Collateral expressly naming Secured Party as an additional insured, in such form, with such companies, and in amounts as may be in such amounts as is typically maintained by other similarly situated companies, but in no event less than the remaining balance of the Obligations (hereinafter defined), from time to time; and

            (vii) Debtor shall pay promptly when due all taxes, levies, assessments and governmental charges on the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

            (viii) Debtor hereby grants to Secured Party the right to discharge any claim, lien, charge, security interest or encumbrance placed on, or relating to, the Collateral should Debtor fail to do so upon receiving notice of any such claim, lien, charge, security interest or encumbrance.

      5. It is agreed that upon occurrence of any of the following events of default hereunder (an "Event of Default"): (i) nonpayment when due of any amount payable under the Note, (ii) occurrence of any event of default hereunder, (iii) insolvency (as defined in the Uniform Commercial Code as in effect at that time) of the Debtor, (iv) filing of a petition in bankruptcy by or against the Debtor, or (v) entry of any final judgment against the Debtor not appealed or satisfied within 90 days of the date of entry, then, at any time thereafter, (1) the total unpaid principal balance of the Note together with all accrued but unpaid interest thereunder may, at the option of the Secured Party, and without demand or notice of any kind, be accelerated and declared, and thereupon immediately shall become, in default and due and payable, (2) the Debtor will pay all expenses of the Secured Party in the collection of the Note, and in the enforcement of its rights in any of the Collateral, including reasonable attorney's fees and legal expenses, and (3) the Secured Party may exercise from time to time any rights and remedies available to the Secured Party under the Uniform Commercial Code as in effect at that time in Arizona or other applicable jurisdiction or otherwise available to Secured Party, including those available under any written instrument (in addition to this Security Agreement) relating to the Collateral, or (4) do any of the foregoing.

      6. Upon an Event of Default, and at any time thereafter, and subject to the rights of the senior lender, Secured Party may (a) declare all of the obligations secured hereby immediately due and payable; (b) exercise any one or more of the rights and remedies of a secured party under the Uniform Commercial Code of the relevant state or states, and any other applicable law upon default by the Debtor; (c) to the extent allowed under Arizona law and after having first provided any notice required by Arizona law, take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, with or without judicial process enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and seize and remove the Collateral and/or remaining upon the premises and use the same for the purpose of collecting, preserving and preparing the Collateral for sale, until disposed of; (d) without notice to Debtor, demand, sue for, collect or receive, in the name of Debtor or Secured Party, any money or property payable or receivable on any item of Collateral; (e) without notice to Debtor, settle, release, compromise, adjust, sue upon or otherwise enforce any item of Collateral as Secured Party may determine; and (f) sell or otherwise

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dispose of the whole or any part of said Collateral,  at public or private sale, at its discretion after fifteen (15) days' prior written notice thereof to Debtor, without advertisement or notice of public sale, for cash or on credit, for such price and upon such terms as Secured Party shall determine, delivering said Collateral to the purchaser thereof, Secured Party retaining the right to become the purchaser at such sale. Debtor acknowledges and agrees that such 15-day notice is, and shall be deemed, commercially reasonable notice to Debtor. Debtor, immediately upon demand by Secured Party, shall assemble the Collateral and make it available to Secured Party for possession at a place to be designated by Secured Party which is reasonably convenient to both parties. The proceeds received shall first be applied to expenses, costs and charges, including (without limitation) attorneys' fees, incurred in the collection, sale, or delivery of said Collateral, then to the payment of all indebtedness of Debtor to Secured Party, paying any surplus to Debtor.

      The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the applicable Uniform Commercial Code or other law applicable under default by a debtor shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Obligations remains unsatisfied.

      Debtor waives any right to require Secured Party to proceed against any person, exhaust any Collateral, or pursue any other remedy which Secured Party may now or hereafter have. Debtor authorizes Secured Party, without notice or demand, to renew, extend the time of payment of, or accelerate the terms of any indebtedness due or to become due from Debtor to Secured Party, or to take and hold additional security for the payment of said indebtedness, or exchange, enforce, release or substitute any of said Collateral.

      7. At such time as all indebtedness of Debtor to Secured Party has been fully paid and satisfied, Secured Party shall release its security interest in said Collateral and deliver said Collateral to Debtor.

      8. The rights and liabilities of the parties hereto shall be governed and construed by the Uniform Commercial Code, as enacted in the State of Arizona.

      9. Notwithstanding any other language to the contrary set forth herein, the Debtor has advised the Secured Party of its intention to secure, from and after the date hereof, a senior institutional bank or credit arrangement. The Secured Party agrees to execute a subordination agreement and intercreditor agreement in form reasonably satisfactory to the senior debt lender at such time as a senior credit facility is obtained by Debtor and, by virtue of such subordination agreement and intercreditor agreement, Secured Party shall subordinate its security interest described herein to any senior institutional bank or credit arrangements secured by Debtor from and after the date hereof. Accordingly, the Secured Party acknowledges that, while it has a first security interest in all of the assets set forth in Exhibit 2.1 to the Purchase Agreement, Secured Party may at any time from and after the date hereof be required to subordinate and retain a second security interest in all of such assets which constitute the Collateral. Secured Party shall not subordinate beyond a second security interest.

      Any notice desired or required hereunder will be deemed to have been duly given if in writing and personally delivered, mailed by registered or certified mail, telexed, sent by facsimile transmission or by a recognized overnight courier addressed to the Debtor at Factual Data Corp., 5200 Hahns Peak Drive, Loveland, Colorado 80538, Attention: J.H. Donnan, President, or if to the Secured Party at 1990 W. Camelback Road, Suite 418, Phoenix, Arizona, Attention:
Lloyd R. Abrams, or at such other place as may have been designated to the other party by notice in writing in accordance herewith.

      This Agreement shall be binding upon Debtor and its successors and assigns and inure to the benefit of the Secured Party and its successors and permitted assigns. This Agreement may be assigned by the Secured Party with the prior express written consent of the Debtor, which will not be unreasonably withheld.

      Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

      This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado without regard to conflict of law principles of such state.

      IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

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                                    DEBTOR:

                                    FACTUAL DATA CORP.

                                    By: /s/ J. H. Donnan
                                       J. H. Donnan, President



                                    SECURED PARTY:

                                    RESIDENTIAL MORTGAGE CREDIT
                                    REPORTING, INC.

                                    By: /s/ Lloyd R. Abrams
                                       Lloyd R. Abrams, Chairman

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